Exhibit 11.1
                                                               ------------

                    SLADE'S FERRY BANCORP. AND SUBSIDIARY
                      COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)


                                                         Nine Months Ended          Three Months Ended
                                                           September 30,               September 30,
(Dollars in thousands, except for per share data)       2005          2004          2005          2004
------------------------------------------------------------------------------------------------------

Net income                                           $    2,848    $    2,287    $      900    $    1,076
                                                     ==========    ==========    ==========    ==========

Average shares outstanding                            4,104,304     4,038,499     4,112,631     4,058,086
                                                     ==========    ==========    ==========    ==========

Basic earnings per share                             $     0.69    $     0.57    $     0.22    $     0.27
                                                     ==========    ==========    ==========    ==========

Average shares outstanding                            4,104,304     4,038,499     4,122,631     4,058,086
                                                     ==========    ==========    ==========    ==========

Net effect dilutive stock options                        27,824        47,196        22,935        43,137
                                                     ==========    ==========    ==========    ==========

Adjusted shares outstanding                           4,132,128     4,085,695     4,145,566     4,101,223
                                                     ==========    ==========    ==========    ==========

Diluted earnings per share                           $     0.69    $     0.56    $     0.22    $     0.26
                                                     ==========    ==========    ==========    ==========


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